UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------


                                    FORM 8-K
                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                        Date of Report November 17, 2004
                        (Date of earliest event reported)

                           --------------------------


                               MRU HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)


               000-33487                            33-0954381
      (Commission File Number)           (IRS Employer Identification No.)


      600 Lexington Avenue, 3rd Floor, New York, New York           10022
      (Address principal executive offices)                       (Zip Code)


        Registrant's telephone number, including area code (212) 754-0774

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry Into a Material Definitive Agreement

On November 17, 2004, we entered into an executive employment agreement with our Chairman and CEO, Edwin J. McGuinn, Jr. The employment agreement provides for an initial annual base salary of $200,000. The agreement provides for a minimum annual increase in base salary of 10% and additional increases at the discretion of the Board of Directors. The employment agreement also provides for a minimum annual performance-based bonus of $50,000 and bonuses in excess thereof at the discretion of the Board of Directors. Under the agreement, Mr. McGuinn will also receive options to purchase up to 410,000 shares of our common stock made available under our 2004 Omnibus Incentive Plan (the "Plan"), which vest quarterly and become fully exercisable on November 1, 2005. Subsequent grants of stock options shall vest and be exercisable pursuant to the terms and conditions of the Plan. The exercise price of the 410,000 options will be $1.60 per share and the exercise price of any future option will be the fair market value of our common stock on the date such options are granted. Under the agreement, the Company is required to grant Mr. McGuinn 250,000 options at an exercise price of $3.00 per share, 25% of which vest and become exercisable on the grant date and an additional 12.5% vesting and becoming exercisable on the first day of each quarter thereafter, if the Company increases the number of shares of Common Stock available under the Plan.

Mr. McGuinn's employment agreement expires on November 11, 2007, subject to extension or earlier termination. The agreement provides that if Mr. McGuinn is terminated by us without cause or if he terminates his employment agreement for good reason, he will be entitled to his base salary, guaranteed bonus and all health and benefits coverage until the expiration date of his employment agreement, plus one year of severance pay. At the election of Mr. McGuinn, in the event of such termination, his base salary and guaranteed bonus is payable by the Company within 45 days after his last day of employment. Additionally, all stock options granted to him will immediately vest.

Under the agreement, good reason includes any of the following occurring without the consent of Mr. McGuinn: an adverse change resulting in a diminution in his duties and responsibilities; an adverse change in his title; a change in control of the Company, or a significant relocation of the Company's office. His employment agreement prohibits Mr. McGuinn from competing with us, or soliciting our customers or employees, in the United States for a period of two years from the date of their termination of employment.

Item 9.01 Financial Statements and Exhibits

10.1 Employment Agreement between MRU Holdings, Inc. and Edwin J. McGuinn, Jr. dated November 17, 2004

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         MRU HOLDINGS, INC.
                                         (Registrant)


Date:  November __, 2004                 By:
                                             --------------------------
                                             Name: Raza Khan
                                             Its: President

                                  EXHIBIT INDEX


Exhibit No.
-----------
    10.1          Employment Agreement between MRU Holdings, Inc. and Edwin J.
                  McGuinn, Jr. dated November 17, 2004